Exhibit 10.4

AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT

This Amendment No. 3 to Stock Purchase Agreement (this “Amendment”) is dated as of March 14, 2017 by and between TNK Therapeutics, Inc., a Delaware corporation (the “Purchaser”), and Richard P. Junghans, M.D., Ph.D., as the Stockholders’ Representative (the “Representative”).

RECITALS

Whereas, the Purchaser, the Representative, BDL Products, Inc., a Delaware corporation (the “Company”), the former stockholders of the Company (the “Former Company Stockholders”) and Sorrento Therapeutics, Inc., a Delaware corporation (“Sorrento”), are parties to that certain Stock Purchase Agreement, dated as of August 7, 2015 (the “Purchase Agreement”), pursuant to which the Former Company Stockholders sold, upon the terms and conditions set forth in the Purchase Agreement, all of the issued and outstanding shares of capital stock of the Company to the Purchaser;

Whereas, the Purchase Agreement provides, among other things, that if the Purchaser does not issue, for the principal purpose of capital-raising resulting in gross proceeds (individually or in the aggregate) to the Purchaser of at least $50,000,000, shares of its common stock or shares of a previously unissued series of preferred stock (a “Financing”), prior to March 15, 2016 (the “Financing Due Date”), then Sorrento will be obligated to issue shares of its common stock to the Former Company Stockholders;

Whereas, pursuant to Section 12.3 of the Purchase Agreement, the Purchase Agreement may not be amended, modified, altered or supplemented except by written agreement between the Purchaser and the Representative;

Whereas, an Amendment No. 1 to the Stock Purchase Agreement dated March 7, 2016 (the “First Amendment”) was entered into by the Purchaser and Representative (on behalf of the Former Stock Company Holders) to extend the Financing Due Date to September 15, 2016 (the “First Extended Financing Due Date”);

Whereas, an Amendment No. 2 to the Stock Purchase Agreement dated September 14, 2016 (the “Second Amendment”) was entered into by the Purchaser and Representative (on behalf of the Former Stock Company Holders) to further extend the Financing Due Date to March 15, 2017 (the “Second Extended Financing Due Date”);

Whereas, as of the date hereof, the Purchaser does not believe that it will complete a Financing prior to the Second Extended Financing Due Date (i.e., March 15, 2017); and

Whereas, the Purchaser and the Representative desire to amend the Purchase Agreement a third time to extend the period of time during which the Purchaser must complete a Financing before Sorrento will be obligated to issued shares of its common stock to the Former Company Stockholders, and to make certain other related conforming changes to the Purchase Agreement.

Now Therefore, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1Amendment to Section 1.4(b) of the Purchase Agreement.  The reference to “April 15, 2017” in Section 1.4(b) of the Purchase Agreement, as amended by the First Amendment, is hereby replaced with “October 15, 2017”.

1.2Amendment to Section 1.6(a) of the Purchase Agreement.  The first sentence of Section 1.6(a) of the Purchase Agreement, as amended and restated in the First Amendment and Second Amendment, is hereby amended and restated to read as follows:

“In the event that a Qualified Financing has occurred and the closing of the IPO has not occurred on or before September 15, 2017, as promptly as possible, and in no event later than September 30, 2017 (the “Repurchase Closing”), Sorrento shall purchase the Purchaser Stock Consideration from the Stockholders (the “Repurchase”).”

1.3Amendment to Section 5.14 of the Purchase Agreement.  The reference to “April 30, 2017” in Section 5.14 of the Purchase Agreement, as amended by the First Amendment, is hereby replaced with “October 30, 2017”.

1.4Amendment to Definition of “Qualified Financing” in Exhibit A to the Purchase Agreement.  The reference to “March 15, 2017” in the definition of “Qualified Financing” included in Exhibit A of the Purchase Agreement, as amended by the First Amendment, is hereby replaced with “September 15, 2017”.

ARTICLE 2
GENERAL PROVISIONS

2.1Definitions.  Capitalized terms in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement.

2.2Continuing Effectiveness.  Except as modified by this Amendment, the Purchase Agreement shall remain in full force and effect and no party by virtue of entering into this Amendment is waiving any rights it has under the Purchase Agreement, and once this Amendment is executed by the parties hereto, all references in the Purchase Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Purchase Agreement as modified by this Amendment.

2.3Successors and Assigns.  The provisions of this Amendment shall apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties to this Amendment.

2.4Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

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2.5Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the parties to this Amendment and delivered to the other parties to this Amendment; it being understood that all parties to this Amendment need not sign the same counterparts.

[Signature Page Follows]

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In Witness Whereof, the parties have executed this Amendment as of the date first above written.

THE PURCHASER:

TNK THERAPEUTICS, INC.

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	Chief Executive Officer

THE REPRESENTATIVE:

/ Richard P. Junghans, M.D., Ph.D.
RICHARD P. JUNGHANS, M.D., Ph.D.